PRESS RELEASE – January 3, 2011

Peoples Financial Services Corp. (PFIS) Declares Fourth Quarter Dividend

On January 3, 2011, the Board of Directors of Peoples Financial Services Corp (PFIS), parent company of Peoples Neighborhood Bank, Hallstead, PA, declared a regular quarterly dividend of $.20 per share. The dividend is payable on February 15, 2011 to shareholders of record as of January 31, 2011.

Peoples Neighborhood Bank, an independent community bank, operates eight offices in Susquehanna, Wyoming and Lackawanna Counties, as well as three offices in Broome County, NY.

Additional investor information concerning PFIS is available at:
www.peoplesnatbank.com
(under investor relations)

Peoples Financial Services Corp., Hallstead Pennsylvania, is the parent company of Peoples Neighborhood Bank, an independent community bank with eleven community offices.  The community office locations are:  Hallstead, Hop Bottom, Susquehanna, and Montrose, in Susquehanna County, Pennsylvania; Nicholson, Tunkhannock and Meshoppen, in Wyoming County, Pennsylvania; Glenburn in Lackawanna County, Pennsylvania; and Conklin, Deposit, and Binghamton, in Broome County, New York, and Peoples Financial Capital Corporation which main activities are the maintenance and management of intangible investments and the collection and distribution of the income from such investments.

Except for the historical information, this press release may contain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties in the banking industry and overall economy.  Such risks and uncertainties are detailed in the Company’s Securities and Exchange Commission reports, including the Annual Report on Form 10-K and quarterly reports on Form 10-Q.